UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 21, 2009 (Date of earliest event reported)
Natural Health Trends Corp. (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-26272 (Commission File Number)	59-2705336 (IRS Employer Identification Number)

2050 Diplomat Drive (Address of principal executive offices)		75234 (Zip Code)
(972) 241-4080 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 17, 2009, Natural Health Trends Corp. (the "Company") received a letter from The Nasdaq Stock Market providing notification that the Company is not in compliance with the $2.5 million minimum stockholders' equity requirement for continued listing on The Nasdaq Capital Market set forth in Listing Rule 5550(b)(1). As of June 30, 2009, the date of the Company's most recently filed financial statements, the Company's total stockholders' equity was $2.0 million.

As a result of the Company's failure to meet the requirements of Listing Rule 5550(b)(1), the Company has until September 1, 2009 to submit a plan to Nasdaq to regain compliance. The Company intends to submit its plan to achieve and sustain compliance to Nasdaq before this deadline. If the Company's plan is accepted, Nasdaq may grant an extension until November 30, 2009 for the Company to evidence compliance with Marketplace Rule 5550(b)(1). However, there can be no assurance that the Company will be able to regain compliance with the minimum stockholders' equity requirement and remain listed on The Nasdaq Capital Market.

A copy of a related press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Press release, dated August 21, 2009.

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Natural Health Trends Corp. dated August 21, 2009

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2009	NATURAL HEALTH TRENDS CORP. By: /s/ Gary C. Wallace Gary C. Wallace General Counsel

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Natural Health Trends Corp. dated August 21, 2009